Exhibit 23.1

FundCertify CPA Professional Corporation
5000 Centregreen Way, Suite 500,
Cary, NC 27513, USA
U.S. Tel: (919)-728-9890
H.K. Tel: (852)9689-6695
Email: info@fundcertifycpa.com
Website:www.fundcertifycpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form F-1 of UDynamics Limited (the “Company”) of our report dated November 21, 2025, with respect to our audits of the combined financial statements of the Company as of July 31, 2025 and 2024 which appear in such Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” appearing in such Registration Statement.

/s/ FundCertify CPA Professional Corporation

Cary, North Carolina
August 21, 2026